UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): April 20, 2006

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

Commission File Number: 000-51682

Delaware	20-1120600
(State of Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, HIGHBURY FINANCIAL INC. (“HIGHBURY”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING HIGHBURY SECURITIES, REGARDING ITS ACQUISITION OF SUBSTANTIALLY ALL OF THE U.S. MUTUAL FUND BUSINESS OF ABN AMRO ASSET MANAGEMENT (USA) PURSUANT TO AN ASSET PURCHASE AGREEMENT WITH ABN AMRO ASSET MANAGEMENT HOLDINGS, INC., ABN AMRO INVESTMENTS FUND SERVICES, INC., ABN AMRO ASSET MANAGEMENT, INC., MONTAG & CALDWELL, INC., TAMRO CAPITAL PARTNERS LLC, VEREDUS ASSET MANAGEMENT LLC AND RIVER ROAD ASSET MANAGEMENT LLC, AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

THINKEQUITY PARTNERS LLC (“TEP”) AND EARLYBIRD CAPITAL, INC. (“EBC”), THE UNDERWRITERS OF HIGHBURY’S INITIAL PUBLIC OFFERING (“IPO”) CONSUMMATED ON JANUARY 31, 2006, ARE ASSISTING HIGHBURY IN THESE EFFORTS WITHOUT CHARGE. UPON CONSUMMATION OF THE TRANSACTION, HOWEVER, HIGHBURY WILL PAY TEP AND EBC UP TO APPROXIMATELY $673,333, PLUS ACCRUED INTEREST NET OF TAXES PAYABLE, IN CONNECTION WITH THE DEFERRED NON-ACCOUNTABLE EXPENSE ALLOWANCE FROM HIGHBURY’S IPO, WHICH IS CURRENTLY BEING HELD IN HIGHBURY’S TRUST ACCOUNT. HIGHBURY AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND TEP AND EBC MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF HIGHBURY STOCKHOLDERS TO BE HELD TO APPROVE THE ACQUISITION. FURTHER INFORMATION REGARDING PERSONS WHO MAY BE DEEMED PARTICIPANTS WILL BE AVAILABLE IN HIGHBURY’S PROXY STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN CONNECTION WITH THE ACQUISITION.

STOCKHOLDERS OF HIGHBURY AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, HIGHBURY’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH HIGHBURY’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ HIGHBURY’S FINAL PROSPECTUS, DATED JANUARY 25, 2006, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE HIGHBURY OFFICERS AND DIRECTORS AND OF TEP AND EBC AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITION. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, ONCE AVAILABLE. THE FINAL PROSPECTUS AND OTHER RELEVANT DOCUMENTS CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE (http://www.sec.gov) OR BY CONTACTING HIGHBURY’S SECRETARY AT HIGHBURY FINANCIAL INC., 999 18TH STREET, SUITE 3000, DENVER, COLORADO 80202.

  ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

  GENERAL; STRUCTURE OF ACQUISITION

On April 20, 2006, Highbury Financial Inc. (“Highbury”) (OTCBB: HBRF, HBRFU, HBRFW) and Aston Asset Management LLC, a newly formed Delaware limited liability company (“Aston”, and together with Highbury “the Highbury Entities”), entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with ABN AMRO Asset Management Holdings, Inc. (“AAAMHI”), ABN AMRO Investment Fund Services, Inc. (“AAIFS”), ABN AMRO Asset Management, Inc., (“AAAMI”), Montag & Caldwell, Inc., (“Montag”), Tamro Capital Partners LLC, (“TAMRO”), Veredus Asset Management LLC, (“Veredus”), and River Road Asset Management, LLC, (“River Road” and together with AAAMHI, AAIFS, AAAMI, Montag, TAMRO and Veredus individually referred to as a “Seller” and collectively as “Sellers”). Pursuant to the Asset Purchase Agreement, and subject to the satisfaction of the conditions set forth therein, the Highbury Entities will acquire substantially all of the Sellers’ business of providing investment advisory, administration, distribution and related services to the U.S. mutual funds (the “Target Funds”) specified in the Asset Purchase Agreement (collectively, the “Business”).

The sale of the Business currently is expected to be consummated (the “Closing”) in the second half of 2006, after receipt of requisite approvals from (i) the stockholders of Highbury, (ii) the stockholders of the Target Funds and (iii) the trustees of the Target Funds.

In connection with the Closing, Aston will enter into agreements with each of the Sellers that currently manage the Target Funds pursuant to which each such Seller will act as a sub-advisor to the applicable Target Fund. Pursuant to the Asset Purchase Agreement the Sellers have agreed not to terminate these agreements for a period of five years following the Closing.

CONSIDERATION

Pursuant to the Asset Purchase Agreement, at the Closing the Highbury Entities will pay $38.6 million in cash to AAAMHI. On the second anniversary of the date of the Closing, the Asset Purchase Agreement provides for a contingent adjustment payment in cash as follows: in the event the annualized investment advisory fee revenue generated under investment advisory contracts between Aston and the Sellers applicable to the Target Funds for the six months prior to the second anniversary of the date of the Closing (“Target Revenue”) (x) exceeds $41.8 million, the Highbury Entities will pay to AAAMHI the difference between the Target Revenue and $41.8 million, up to a total aggregate payment of $3.8 million, or (y) is less than $34.2 million, AAAMHI will pay to the Highbury Entities the difference between the $34.2 million and the Target Revenue, up to a total aggregate payment of $3.8 million.

REPRESENTATIONS AND WARRANTIES

The Asset Purchase Agreement contains representations of each of the Sellers relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capital structure, (c) regulatory status and compliance with law of each of the Sellers and the Target Funds, (d) the authorization, performance and enforceability of the Asset Purchase Agreement, (e) financial information and absence of undisclosed liabilities regarding the Business, (f) ownership of assets related to the Business including, intellectual property rights, (g) litigation, (h) consents required prior to the Closing, (i) material contracts of the Business, (j) license and permits related to the Business, (k) taxes, (l) absence of certain changes and (m) affiliate transactions.

The Asset Purchase Agreement also contains representations of the Highbury Entities relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) consents required prior to the Closing, (c) adequacy of funds, (d) litigation and (e) regulatory status.

PRE-CLOSING COVENANTS

The Highbury Entities and the Sellers have each agreed to use commercially reasonable efforts to cause the conditions precedent to the Closing to be fulfilled. The Sellers have agreed to continue to operate the Business and the Target Funds in the ordinary course prior to the Closing and not to take certain specified actions without the prior written consent of the Highbury Entities, subject to certain exceptions.

The Asset Purchase Agreement also contains the following additional pre-closing covenants of the parties:

(i) Each Seller shall permit representatives of the Highbury Entities to have reasonable access to all of Sellers’ properties, books and records of the Business;

(ii) The parties shall use commercially reasonable efforts to obtain all necessary approvals, give all notices to and make all filings with governmental agencies and third parties that are required for the Closing;

(iii) The parties shall cooperate on any public disclosures related to the Asset Purchase Agreement;

(iv) The parties shall not take any action that would have the effect, directly or indirectly, of causing the requirements of Section 15(f) of the Investment Company Act of 1940, as amended, not to be met;

(v) The Sellers shall use their reasonable best efforts to prepare and file a proxy statement to solicit proxies of the shareholders of the Target Funds, and the Highbury Entities shall use their reasonable best efforts to prepare and file a proxy statement to solicit proxies of the Highbury stockholders, in each case to vote in favor of the transactions contemplated by the Asset Purchase Agreement;

(vi) Sellers shall cause to be filed with the SEC on behalf of the Target Funds one or more supplements to each Target Fund’s prospectus and Statement of Additional Information reflecting the execution of the Asset Purchase Agreement;

(vii) Sellers shall deliver certain financial information related to each Seller and the Target Funds to the Highbury Entities;

(viii) Each Seller has generally agreed not to directly or indirectly enter into any discussions with a third party with respect to the Business or the Target Funds, or to disclose any confidential information with respect to the Business or the Target Funds to a third party, subject in each case to certain exceptions;

(ix) The Sellers shall use commercially reasonable efforts to obtain the third party consents necessary to transfer to Aston the management of certain separately managed accounts;

(x) Each Seller has waived any right to recourse against the trust account established for the benefit of the Highbury stockholders who purchased their securities in Highbury’s IPO, for any reason whatsoever; and

(xi) Sellers shall make certain specified payments to employees of Sellers identified by the Highbury Entities.

CONDITIONS TO CLOSING

  SELLERS’ CONDITIONS TO CLOSING

The obligations of the Sellers to consummate the transactions contemplated in the Asset Purchase Agreement are conditioned upon each of the following, among other things:

(i) Requisite approvals of the trustees and stockholders of the Target Funds shall have been obtained with respect to Target Funds having assets under management representing at least 90% of the assets under management of all the Target Funds; and

(ii) Requisite approval from the stockholders of Highbury shall have been obtained.

  HIGHBURY ENTITIES’ CONDITIONS TO CLOSING

The obligations of the Highbury Entities to consummate the transactions contemplated in the Asset Purchase Agreement are conditioned upon each of the following, among other things:

(i) At the Closing there shall have been no material adverse change with respect to any Seller or any Target Fund;

(ii) Requisite approvals of the trustees and stockholders of the Target Funds shall have been obtained with respect to Target Funds having assets under management representing at least 90% of the assets under management of all the Target Funds; and

(iii) Requisite approval from the stockholders of Highbury shall have been obtained.

INDEMNIFICATION

Subject to limited exceptions, the Highbury Entities’ sole remedy for its rights to indemnification under the Asset Purchase Agreement shall be $9,000,000, subject to adjustment in the event of any contingent adjustment payment described above. Claims for indemnification may be asserted by the Highbury Entities once the damages exceed $300,000, at which time all claims (including those less than $300,000) may be asserted. However, claims with respect to a deficiency in the amount of working capital to be delivered at the Closing are not subject to this threshold. The representations and warranties in the Asset Purchase Agreement shall survive the Closing and remain in full force and effect for a period of twenty-four (24) months.

TERMINATION

The Asset Purchase Agreement may, by written notice, be terminated at any time prior to the Closing, as follows:

(i) By mutual consent of AAAMHI and the Highbury Entities;

(ii) By either the Highbury Entities or the Sellers if a government entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Asset Purchase Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

(iii) By the Highbury Entities at anytime when a Seller is in breach of any covenant or if any representation or warranty of any Seller is false or misleading (except such as individually or in the aggregate could not reasonably be expected to have a material adverse effect), unless such breach is cured within specified periods;

(iv) By Sellers at anytime when a Highbury Entity is in breach of any covenant or if any representation or warranty of any Highbury Entity is false or misleading (except such as individually or in the aggregate could not reasonably be expected to have a material adverse effect), unless such breach is cured within specified periods;

(v) By the Highbury Entities in the event that the Sellers have not delivered required financial information to the Highbury Entities within ninety (90) days following the Closing;

(vi) By either the Highbury Entities or the Sellers if the Closing has not occurred on or before December 31, 2006; provided, however, that such right to terminate the Asset Purchase Agreement shall not be available to any party whose breach of any covenant or agreement pursuant to the Asset Purchase Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

(vii) By either the Highbury Entities or the Sellers if the requisite approvals of the trustees and the stockholders of the Target Funds are not received on or before December 31, 2006.

POST CLOSING COVENANTS

Upon the reasonable request of either party at any time after the Closing, the other party shall promptly execute and deliver such documents and take such additional actions as reasonable requested by the other part to effectuate the purposes of the Asset Purchase Agreement.

The Asset Purchase Agreement contains the following additional post-closing covenants of the parties:

(i) For a period of seven years following the Closing the Sellers shall be allowed reasonable access to books and records related to the Business and the Target Funds;

(ii) Pursuant to a license agreement entered into in connection with the Asset Purchase Agreement, Aston shall have the right to use certain names and marks of the Sellers to market and sell the Target Funds;

(iii) For a period of five years following the Closing, the Sellers have agreed to limited non-competition provisions and not to solicit certain individuals designated by the Highbury Entities;

(iv) Each Seller agrees not terminate an investment sub-advisory agreement with Aston prior to the fifth anniversary date of the Closing;

(v) Following the Closing, certain Sellers will accept at least a minimum additional investment amount in certain Target Funds;

(vi) For a period of time following the Closing, the Sellers shall cause specified “seed money” amounts invested in the Target Funds on behalf of the Sellers and/or their Affiliates to remain in the Target Funds; and

(vii) In the event that the Business is sold prior to the second anniversary of the date of the Closing, certain amounts may be payable by the Highbury Entities to AAAMHI.

This description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Asset Purchase Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about Highbury or Aston. The Asset Purchase Agreement contains representations and warranties that the parties to the Asset Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Asset Purchase Agreement. Accordingly, stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Asset Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in Highbury’s public disclosures.

LIMITED LIABILITY COMPANY AGREEMENT OF ASTON ASSET MANAGEMENT LLC

In connection with Highbury Entities’ entering into the Asset Purchase Agreement, the limited liability company agreement (the “LLC Agreement”) of Aston was amended and restated to admit certain management employees of the Business as members. Pursuant to the LLC Agreement, 72% of the revenues (the “Operating Allocation”) of Aston is allocated for use by management of Aston to pay the operating expenses of Aston, including salaries and bonuses. The remaining 28% of the revenues (the “Owners Allocation”) of Aston is allocated to the owners of Aston. The Owners’ Allocation is allocated among the members of Aston according to their relative ownership interests. Currently, 65% of the Owners’ Allocation (or 18.2% of total revenues) is allocated to Highbury and the remaining 35% of the Owners’ Allocation (or 9.8% of the total revenues) is allocated among the management members.

Highbury’s contractual share of revenues has priority over the distributions to the management members in the event Aston’s actual operating expenses exceed the Operating Allocation. As a result, excess expenses first reduce the portion of the Owners’ Allocation allocated to the management members until the management members’ allocation is eliminated, then Highbury’s allocation is reduced. Any reduction in the revenues to be paid to Highbury is required to be paid to Highbury out of the portion of future Owners’ Allocation allocated to the management members.

This description of the LLC Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the LLC Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference. The LLC Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about Highbury or Aston.

ITEM 7.01 REGULATION FD DISCLOSURE

BUSINESS OVERVIEW

Founded in 1993, the Business manages 19 no-load mutual funds, including 15 equity funds and four fixed income funds, with approximately $6.0 billion of assets under management as of March 31, 2006. The open-architecture platform currently utilizes seven different entities to manage the funds. Upon consummation of the transaction, Aston intends to enter into long-term contracts with each of these entities to continue to manage the Target Funds as sub-advisors. These agreements will not be terminable by the sub-advisor for five years and Aston’s relationship with the sub-advisor is supported by limited non-compete provisions and certain capacity guarantees in appropriate products to benefit Aston. This arrangement will provide continuity of investment process for the mutual fund shareholders and help to ensure a stable ownership transition for the fund complex.

As of March 31, 2006, 13 of the Target Funds carry an overall Morningstar Rating of three stars or better, including three four-star funds and one five-star fund. Three of the funds are relatively new and are not currently rated by Morningstar. The 15 equity funds are classified in seven of the nine Morningstar style boxes, giving Aston strong coverage of the public equity investment spectrum and a diversified revenue stream.

The Business generated total revenues of approximately $48.9 million for the fiscal year ended December 31, 2005 and approximately $11.0 million for the quarter ended March 31, 2006. After removing revenues earned on certain related party assets which may not be retained after the Closing, the adjusted total revenue for these periods was approximately $45.6 million and $10.1 million, respectively. Based on these adjusted total revenue figures and Highbury’s contractual distribution right to 18.2% share of total revenues, the distributions to Highbury, net of holding company expenses to be $500,000 per year, would have been approximately $7.8 million and $1.7 million for these periods, respectively.

GROWTH OPPORTUNITIES FOR ASTON

Aston will seek to expand its assets under management with a combination of internal growth, new product development and accretive acquisitions. With 13 of the Target Funds rated three stars or better by Morningstar and 14 of the Target Funds with less than $200 million of assets, there are many sources of potential growth for the current platform.

Aston expects to retain the current sales force, which includes 18 wholesalers, in order to provide the Business with national distribution for new and existing products. Following the Closing, Aston’s status as an independent, open architecture platform will enable it to incubate new products with a variety of investment management firms, regardless of their affiliations. This flexibility should allow Aston to establish additional mutual funds and new product lines with both existing and new sub-advisors in the future.

Furthermore, the Business is currently developing additional business lines which offer opportunities for growth. For example, ABN AMRO currently maintains a separately managed account platform which had $178 million of assets under management as of March 31, 2006. In connection with the transaction, ABN AMRO has agreed to seek the third party consents necessary to transfer this platform to Aston. In addition, Aston and ABN AMRO are together exploring a line of principal-protected funds to be distributed on a joint-venture basis with a major international insurance company. Aston intends to use the family of investment products and distribution resources that it will have on Closing to substantially scale any such additional initiatives.

Mr. Stuart Bilton and the management team also expect thoughtful, accretive acquisitions will be a source of growth for Aston in the future. The management team has substantial experience acquiring, integrating and managing investment management firms. In his former role as the President and Chief Executive Officer of Alleghany Asset Management, Mr. Bilton acquired or started six investment management firms over ten years and also founded the mutual fund platform being acquired in this transaction. These initiatives helped fuel the growth of Alleghany from Mr. Bilton’s arrival in 1986 until its sale to ABN AMRO in 2001, at which point Alleghany had approximately $45 billion of total assets under management.

MANAGEMENT

Following the Closing, the Highbury board of directors and management team, consisting of Richard Foote, Bruce Cameron, Bradley Forth and Russell Appel, will remain in place. Highbury will be the managing member and majority owner of Aston, but intends to delegate day-to-day operating authority to the Aston management team who will hold a minority equity stake in Aston. Stuart Bilton, Kenneth Anderson and Gerald Dillenburg, who currently manage the Business for ABN AMRO, will lead Aston after the transaction. This ownership structure is designed to align the interests of the management team with Highbury’s public shareholders and to provide incentives for growth over time.

Aston will be governed by a Management Committee initially composed of Messrs. Bilton, Anderson and Dillenburg. The Management Committee will appoint the officers of Aston and delegate the appropriate responsibilities to the officers. Aston intends to employ 35 people initially, and its senior management team and key members of the sales and marketing team have entered into restrictive covenant agreements benefiting Aston. These agreements substantially limit these individuals’ ability to compete with Aston for various periods of time.

Stuart D. Bilton, CFA will serve as Chairman and Chief Executive Officer of Aston. In this role, he will direct and execute Aston’s growth strategy. In 1993, while Mr. Bilton was President and CEO of Alleghany Asset Management, he founded the Alleghany Funds with Kenneth Anderson. Mr. Bilton has been associated with ABN AMRO Asset Management and its predecessors and/or affiliates since 1972. He served as President and Chief Executive Officer of ABN AMRO Asset Management Holdings, Inc. from 2001 to 2003 and is currently the Vice Chairman of AAAM. Prior to its acquisition by ABN AMRO, Mr. Bilton was President and Chief Executive Officer of Alleghany Asset Management, the parent company of Blairlogie Capital Management, Chicago Capital Management, Chicago Deferred Exchange Corporation, Chicago Trust Company, Montag & Caldwell, TAMRO Capital Partners and Veredus Asset Management. He is the Chairman of the ABN AMRO Funds and is a Director of Veredus, TAMRO, River Road Asset Management, and Baldwin & Lyons, Inc. He earned a B.Sc.(Econ) degree from the London School of Economics in 1967 and an M.S. degree from the University of Wisconsin in 1970.

Kenneth C. Anderson, CPA, will serve as President of Aston and will be responsible for the overall management of Aston’s business including sales, marketing, operations, client service, and financial profitability. Mr. Anderson is currently the President and CEO of the fund business and Executive Vice President and Director of Mutual Funds for AAAM. He is the Chairman of the Product Management Committee which encompasses both retail and institutional products and serves on the executive committee of AAAM. Mr. Anderson serves on the boards of Veredus Asset Management, TAMRO Capital Partners, and ABN AMRO Investment Trust Company, subsidiaries of AAAM. He is a member of the Investment Company Institute’s International and Sales Force Committees and a past Chairman of the Board of Governors for the Mutual Fund Education Alliance. Prior to launching the Alleghany Funds in 1993, Mr. Anderson specialized in the Financial Services Practice at KPMG. He received a B.B.A. in Accounting from Loyola University of Chicago. He holds a series 6 and 63 license with the NASD. Mr. Anderson spent six years serving as a director for his community United Way board and four years as a founding director of The Caring Place near Loyola University, a Ronald McDonald House.

Gerald F. Dillenburg, CPA will be Chief Financial Officer and Chief Compliance Officer of Aston. In this role he will be responsible for the financials of Aston and the compliance of both the company and the Aston Funds. Mr. Dillenburg has been with ABN AMRO Investment Fund Services, Inc. (AAIFS) and its predecessors since 1996 where he has been the Compliance Officer and Director of Operations of the ABN AMRO Funds. In addition, he is the Chief Financial Officer, Secretary and Treasurer of the Funds. He is a Senior Managing Director of AAIFS, which is the Administrator to the Funds, as well as a Senior Managing Director of ABN AMRO Asset Management Holdings, Inc. and ABN AMRO Asset Management, Inc. Prior to 1996, he was at KPMG LLP since 1989 in the audit division specializing in investment companies and mutual funds. He had just been promoted to senior manager at the time of his departure in June of 1996. He is a graduate with high honors from the University of Illinois at Champaign with a B.S. degree in Accountancy.

GROWTH OPPORTUNITIES FOR HIGHBURY

Highbury was formed on July 13, 2005 for the purpose of acquiring one or more financial services businesses. Highbury’s registration statement for its IPO was declared effective on January 25, 2006, and the offering closed on January 31, 2006, generating net proceeds of approximately $43.8 million from the sale of 7.9 million units, including full exercise of the underwriters’ over-allotment option and units purchased by Highbury’s founders in a concurrent private placement. Each unit was comprised of one share of Highbury common stock and two warrants, each with an exercise price of $5.00. As of March 31, 2006, Highbury held approximately $43.6 in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

The consummation of this transaction will establish Highbury as an investment management holding company for which Aston will serve as the initial platform for internal growth and add-on acquisitions. Highbury intends to continue to develop acquisition opportunities and will seek to establish other accretive partnerships with high quality investment management firms over time.

Highbury expects to have approximately $7.3 million of cash on hand after the closing and payment of transaction costs, inclusive of the working capital acquired. Highbury will not incur any debt or issue any shares of common stock or other dilutive securities in connection with the transaction. The estimates of cash on hand after the transaction and Highbury’s ability to finance the transaction exclusively with cash assume no shareholders elect to convert their shares into cash at the time of the transaction.

Highbury believes that investment management firms represent an attractive investment opportunity for Highbury because of a variety of characteristics of the business. These traits include:

•	Increasing demand in the marketplace;

•	Upward market bias;

•	Low financial capital requirements;

•	High intellectual capital requirements;

•	High operating leverage; and

•	High cash flow.

Highbury intends to seek partnerships with a variety of investment management firms which could provide long term growth to Highbury. Some of these potential target types may include, but will not be limited to:

•	Mutual fund platforms;

•	Institutional equity and fixed income managers;

•	Investment advisors for high net worth individuals;

•	Financial planners;

•	Turnkey investment management firms;

•	Hedge funds;

•	Funds of hedge funds, venture capital funds or real estate funds;

•	Private equity firms; or

•	Real estate investment management firms.

Consistent with the structure of this transaction, Highbury intends to leave material equity interests with management teams to align the interests of all parties and provide incentives for long term growth. Highbury does not intend to manage the day-to-day operations of any affiliates, choosing to leave such authority in the hands of the management teams. Highbury will not integrate its acquisitions, although it may work with affiliates to execute fold-in acquisitions.

Highbury will seek to provide permanent equity capital to investment management firms to fund a variety of transaction types. Through this strategy, Highbury may:

•	Finance buyouts from corporate parents;

•	Finance buyouts of founding or departing partners;

•	Provide liquidity to unwind joint ventures;

•	Provide seed capital to fund growth initiatives; or

•	Facilitate exit strategies for private equity funds.

Highbury will seek to diversify its revenue stream by investment style, asset class, distribution channel, client type and management team. These efforts may enhance the growth prospects of Highbury, while limiting its downside risk.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit	Description
10.1
Asset Purchase Agreement, dated as of April 20, 2006, by and among ABN AMRO Asset Management Holdings, Inc., ABN AMRO Investment Fund Services, Inc., ABN AMRO Asset Management, Inc., Montag & Caldwell, Inc., Tamro Capital Partners LLC, Veredus Asset Management LLC, River Road Asset Management LLC and Aston Asset Management LLC.

10.2	Side Letter Agreement, dated as of April 20, 2006, by and among Highbury Financial Inc., Aston Asset Management LLC and Veredus Asset Management LLC.
10.3	Side Letter Agreement, dated as of April 20, 2006, by and among Highbury Financial Inc., Aston Asset Management LLC and River Road Asset Management LLC.
10.4	Side Letter Agreement, dated as of April 20, 2006, by and among Highbury Financial Inc., Aston Asset Management LLC and Montag & Caldwell, Inc.
10.5	Side Letter Agreement, dated as of April 20, 2006, by and among Highbury Financial Inc., Aston Asset Management LLC and ABN AMRO Asset Management Holdings, Inc.
10.6	Amended and Restated Limited Liability Company Agreement of Aston Asset Management LLC, dated as of April 20, 2006.
99.1	Press Release of Highbury Financial Inc. dated April 21, 2006.
99.2	Investor Presentation

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized on.

HIGHBURY FINANCIAL INC.

By:	/s/ Richard S. Foote

Richard S. Foote President and Chief Executive Officer
Date: April 21, 2006